SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                          Date of Report: June 27, 2007

                                   PRIDE, Inc.

                Colorado                                 94-3405810
        (State of incorporation)            (I.R.S. Employer Identification No.)

 2525 15th Street, Suite 3H, Denver, CO                     80211
(Address of principal executive offices)                 (Zip Code)

                    Issuer's telephone number: (303) 480-5037

                         This document contains 2 pages




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Item 8.01: Other Events
     The Registrant has determined that it will discontinue its voluntary public reporting status. Legal and accounting costs related to Sarbanes Oxley requirements have made it very difficult for small public companies to meet reporting requirements. The Registrant's current investment portfolio consists principally of real estate and real estate mortgage loans. Management is considering various options but preliminary current proposed plans include liquidation of the Company over the next 3 years when its investments mature. The Company's unaudited stockholders' equity per share was approximately $2.00 per share as of March 31, 2007. Based on current proposed plans the Company would send distribution checks to all beneficial owners of the Company on June 30, 2010. Presently, the amount of this distribution cannot be determined, but based on current estimates, the distribution is estimated to be at least $2.00 per share. The Company will continue to prepare internally generated unaudited quarterly financial statements that will be available by written request submitted to the Company at 2525 15th Street, Suite 3H, Denver, CO 80211.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Pride, Inc.

                                        By:    \s\Michael L. Schumacher
                                               Michael L. Schumacher
                                               President, CEO, CFO & Chairman

                                        Date:  June 27, 2007